Exhibit 99.1

CROSS-REFERENCE SHEET

Location in 2015 Ontario Economic Outlook and Fiscal Review included as Exhibit (e),
Public Accounts of Ontario: 2014-2015 Annual Report and Consolidated Financial
Statements included as Exhibit (d), 2015 Ontario Budget included as Exhibit (c) or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2 Additional Information relating to the Province.

Government	Ex. 99.2 Additional Information relating to the Province.

Constitutional Framework	Ex. 99.2 Additional Information relating to the Province.

Operational Framework	Ex. 99.2 Additional Information relating to the Province.

Implications for Provincial Financial Statements	Ex. 99.2 Additional Information relating to the Province.

Foreign Relations	Ex. 99.2 Additional Information relating to the Province.

The Budget and Quarterly Reporting	Ex. 99.2 Additional Information relating to the Province.

Public Finance

Fiscal Outlook and Performance	Ex. 99.7 pages 99-116; Ex. 99.6 pages 9, 37; Ex. 99.3 pages 261-296.

Revenue	Ex. 99.2 Additional Information relating to the Province; Ex. 99.7 pages 100-102, 105-108, 110, 116; Ex. 99.6 pages 82-85; Ex. 99.3 pages 225-229, 264-280, 288, 294.

Tax Measures	Ex. 99.7 pages 117-121; Ex. 99.3 pages 319-344.

Expense	Ex. 99.7 pages 103-104, 108, 111-113, 116.
Ex. 99.6 pages 86-88; Ex. 99.3 pages 229-232, 281-285, 289-291, 295-296.

Principle Provincial Organizations	Ex. 99.6 pages 92-96.

Asset Optimization/ Government Business Enterprises	Ex. 99.3 pages 73-86; Ex. 99.6 pages 97-98; Ex. 99.7 pages 35-41.

Analysis of 2014-15 Results	Ex. 99.6 pages 9-38.

Financial Reporting and Notes	Ex. 99.6 pages 28-37, 39-68.

Public Debt

Publicly Held Debt Summary	Ex. 99.2 Additional Information relating to the Province, Ex. 99.6 pages 55-57.

Debt Issuances Since 2014-15 Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

SEC Registered Debt	Ex. 99.2 Additional Information relating to the Province.

Borrowing and Debt Management	Ex. 99.7 pages 123-131, Ex. 99.3 pages 345-372.

Pensions and Other Employee Future Benefits	Ex. 99.6 pages 62-66.

Assets and Liabilities	Ex. 99.6 page 44.

Ontario Electricity Industry	Ex. 99.2 Additional Information relating to the Province, Ex. 99.7 pages 129-131.

Consolidated Debt of the Ontario	Ex. 99.6 pages 55-57.

Selected Debt Statistics	Ex. 99.6 pages 56-57.

Risk Management and Derivative Financial Instruments	Ex. 99.6 pages 57-60.

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2 Additional Information relating to the Province, Ex. 99.6 pages 72-74.

Claims Against the Crown	Ex. 99.2 Additional Information relating to the Province, Ex. 99.6 pages 73.

Economy

Economic Data Tables	Ex. 99.2 Additional Information relating to the Province.

Economic Outlook and Performance	Ex. 99.7 pages 91-98, Ex. 99.3 pages 233-260.

Ten-Year Review of Selected Statistics	Ex. 99.7 pages 114-115, Ex. 99.3 pages 292-293.